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                                                                   EXHIBIT 4-C-2


                                                                       EXECUTION

                               AMENDMENT NO. 1 TO
                           LOAN AND SECURITY AGREEMENT

     AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT ("Amendment No. 1") dated February 25, 2003 by and among Hartmarx Corporation ("Hartmarx"), Coppley Apparel Group Limited ("Coppley"), Royal Shirt Company Limited ("Royal"), L'Esprit du Pantalon Canadien, Inc. ("L'Esprit", and together with Hartmarx, Coppley and Royal, each, individually, a "Borrower" and collectively, "Borrowers") and each of the companies listed on Exhibit A hereto (each, individually, a "Guarantor" and collectively, "Guarantors"), the parties from time to time to the Loan Agreement (as hereinafter defined) as lenders (each individually, a "Lender" and collectively, "Lenders") and Congress Financial Corporation (Central), an Illinois corporation, in its capacity as agent for Lenders pursuant to the Loan Agreement (in such capacity, "Agent").

                               W I T N E S S E T H

     WHEREAS, Agent, Lenders, Borrowers and Guarantors have entered into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders) have made and will make loans and advances and provide other financial accommodations to Borrowers as set forth in, and subject to the terms and conditions of, the Loan and Security Agreement, dated August 30, 2002, by and among Agent, Lenders, JPMorgan Chase Bank, in its capacity as co-agent for Lenders, Borrowers and Guarantors (as the same now exists and may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement") and the agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto (collectively, together with the Loan Agreement, as the same now exist and may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced the "Financing Agreements");

     WHEREAS, Borrowers and Guarantors have requested an extension of time for the delivery of certain financial statements to Agent as required by the Loan Agreement and Agent and Lenders are willing to grant such extension to the extent and subject to terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual conditions and agreements and covenants set forth herein, and for other good and valuable consideration, the adequacy and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     Section 1. Definitions.

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     1.1 Defined Terms. For purposes of this Amendment No. 1, all terms used herein, including but not limited to, those terms used and/or defined herein or in the recitals hereto shall have the respective meanings assigned thereto in the Loan Agreement as amended by this Amendment No. 1.

     1.2 Additional Definition. As used herein, the term "Amendment No. 1" shall mean this Amendment No. 1 to Loan and Security Agreement by and among Agent, Lenders, Borrowers and Guarantors, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, and the Loan Agreement shall be deemed and is hereby amended to include, in addition and not in limitation, such definition.

     Section 2. Amendments to Loan Agreement.

     2.1 Financial Statements and Other Information.

            (a) Section 9.6(a)(i) of the Loan Agreement is hereby amended by adding the following at the end thereof:

            "(except that in the case of the fiscal months ending December 31, 2002 and January 31, 2003, such monthly unaudited consolidated financial statements, unaudited consolidating financial statements and other required materials shall be delivered to Agent by no later than March 31, 2003)"

            (b) Section 9.6(a)(ii) of the Loan Agreement is hereby amended by adding the following at the end thereof:

            "(except that in the case of the fiscal year ending November 30, 2002, such audited consolidated financial statements, unaudited consolidating financial statements and other required materials shall be delivered to Agent by no later than March 31, 2003)"

     Section 3. Conditions Precedent. The amendments contained herein shall only be effective upon the receipt by Agent of an original of this Amendment No. 1, duly authorized, executed and delivered by Borrowers and Guarantors.

     Section 4. Provisions of General Application

     4.1 Effect of this Amendment. Except as modified pursuant hereto, no other changes or modifications to the Financing Agreements are intended or implied and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of conflict between the terms of this Amendment No. 1 and the other Financing Agreements, the terms of this Amendment No. 1 shall control. The Loan Agreement and this Amendment No. 1 shall be read and construed as one

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agreement. Agent represents and warrants to Borrowers and Guarantors that Agent has exercised its option under Section 11.3(a) to execute and deliver this Amendment No. 1 with the authorization of the Required Lenders and Agent has received the authorization of the Required Lenders for Agent to execute and deliver this Amendment No. 1 on their behalf as required under Section 11.3(a) of the Loan Agreement.

     4.2 Governing Law. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the laws of the State of Illinois, but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of Illinois.

     4.3 Binding Effect. This Amendment No. 1 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

     4.4 Further Assurances. Each Borrower and Guarantor shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Agent and Lenders to effectuate the provisions and purposes of this Amendment No. 1.

     4.5 Counterparts. This Amendment No. 1 may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. Delivery of an executed counterpart of this Amendment No. 1 by telefacsimile shall have the same force and effect as delivery of an original executed counterpart of this Amendment No. 1. Any party delivering an executed counterpart of this Amendment No. 1 by telefacsimile also shall deliver an original executed counterpart of this Amendment No. 1, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment No. 1 as to such party or any other party.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered by their authorized officers as of the date and year first above written.

                                          CONGRESS FINANCIAL CORPORATION
                                          (CENTRAL), as Agent and as Lender

                                         By: /s/ Vicky Geist
                                             ---------------------------

                                         Title: Vice President
                                               -------------------------


                                         HARTMARX CORPORATION

                                         By: /s/ Taras R. Proczko
                                             ---------------------------
                                                 Taras R. Proczko

                                         Title: Senior Vice President

                                         COPPLEY APPAREL GROUP LIMITED
                                         ROYAL SHIRT COMPANY LIMITED
                                         L'ESPRIT DU PANTALON CANADIEN, INC.

                                         By: /s/ Taras R. Proczko
                                             ---------------------------
                                                 Taras R. Proczko

                                         Title: Secretary or Assistant Secretary
                                                 of each such company


                                         EACH OF THE COMPANIES LISTED ON
                                         EXHIBIT A HERETO

                                         By: /s/ Taras R. Proczko
                                             ---------------------------
                                                 Taras R. Proczko

                                         Title: Secretary or Assistant Secretary
                                                 of each such company

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                                  EXHIBIT A TO
                                 AMENDMENT NO. 1
                         TO LOAN AND SECURITY AGREEMENT

Anniston Sportswear Corporation
Consolidated Apparel Group, Inc.
Direct Route Marketing Corporation
Hart Schaffner & Marx
Hickey-Freeman Co., Inc. (f/k/a NYH-F Co., Inc.)
HMX Sportswear, Inc.
International Women's Apparel, Inc.
Jaymar-Ruby, Inc.
Men's Quality Brands, Inc.
M. Wile & Company, Inc.
National Clothing Company, Inc.
Universal Design Group, Ltd.

Briar, Inc.
Chicago Trouser Company, Ltd.
C. M. Clothing, Inc.
C. M. Outlet Corp.
Country Miss, Inc.
Country Suburbans, Inc.
E-Town Sportswear Corporation
Fairwood-Wells, Inc.
Gleneagles, Inc.
Handmacher Fashions Factory Outlet, Inc.
Handmacher-Vogel, Inc.
Hartmarx International, Inc.
Hart Services, Inc.
Thos. Heath Clothes, Inc.
Higgins, Frank & Hill, Inc.
Hoosier Factories, Incorporated
HSM University, Inc.
Intercontinental Apparel, Inc.
JRSS, Inc.
Kuppenheimer Men's Clothiers Dadeville, Inc.
106 Real Estate Corp.
Robert Surrey, Inc.
Robert's International Corporation
SALHOLD, Inc.
Seaford Clothing Co.
Society Brand, Ltd.

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TAG Licensing, Inc.
Tailored Trend, Inc.
Thorngate Uniforms, Inc.
Trade Finance International Limited
Winchester Clothing Company
Yorke Shirt Corporation

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